Exhibit 8.1

List of Subsidiaries

Registered Company Name	Country Of Incorporation

A Plus Education Solutions Private Limited	India
Addison Wesley Longman, Inc.	United States
Addison-Wesley Educational Publishers Inc.	United States
AEL (S) PTE Limited	Singapore
Aldwych Finance Limited	United Kingdom
America’s Choice, Inc.	United States
ASET Group Limited	United Kingdom
ASET Limited	United Kingdom
ASET Management Limited	United Kingdom
ASET Solutions Limited	United Kingdom
ATI Professional Development LLC	United States
Atkey Finance Limited	Ireland
Axis Finance Inc.	United States
Beijing Global Education & Technology Co., Ltd.	China
Beijing Wall Street English Training Centre Company Limited	China
Berrisford Finance Limited	Ireland
Blue Wharf Limited	United Kingdom
Burmedia Investments Limited	United Kingdom
CA of Michigan, LLC	United States
Camsaw College Publishing Company, Inc.	United States
Camsaw, Inc.	United States
CAMSAWUSA, Inc.	United States
Casapsi Livraria e Editora Ltda	Brazil
Centro Cultural Americano Franquias e Comércio Ltda.	Brazil
Century Consultants Ltd.	United States
Certiport China Co Ltd	China
Certiport China Holding, LLC	United States
Certiport, Inc.	United States
CG Manipal Schools Private Limited	Nepal
Chongqing WSE Training Centre Co Ltd	China
Cogmed Systems AB	Sweden
Connections Academy of Alaska, LLC	United States
Connections Academy of Arizona, LLC	United States
Connections Academy of Arkansas, LLC	United States
Connections Academy of California, LLC	United States
Connections Academy of Colorado, LLC	United States
Connections Academy of DC, LLC	United States
Connections Academy of Florida, LLC	United States
Connections Academy of Georgia, LLC	United States

Registered Company Name	Country Of Incorporation

Connections Academy of Idaho, LLC	United States
Connections Academy of Indiana, LLC	United States
Connections Academy of Iowa, LLC	United States
Connections Academy of Kansas, LLC	United States
Connections Academy of Kentucky, LLC	United States
Connections Academy of Louisiana, LLC	United States
Connections Academy of Maine, LLC	United States
Connections Academy of Maryland, LLC	United States
Connections Academy of Massachusetts LLC	United States
Connections Academy of Minnesota, LLC	United States
Connections Academy of Missouri, LLC	United States
Connections Academy of Nevada, LLC	United States
Connections Academy of New Jersey, LLC	United States
Connections Academy of New Mexico, LLC	United States
Connections Academy of New York, LLC	United States
Connections Academy of North Carolina, LLC	United States
Connections Academy of Ohio, LLC	United States
Connections Academy of Oklahoma, LLC	United States
Connections Academy of Oregon, LLC	United States
Connections Academy of Pennsylvania LLC	United States
Connections Academy of South Carolina, LLC	United States
Connections Academy of Tennessee, LLC	United States
Connections Academy of Texas LLC	United States
Connections Academy of Utah, L.L.C.	United States
Connections Academy of Virginia, LLC	United States
Connections Academy of Washington, LLC	United States
Connections Academy of Wisconsin LLC	United States
Connections Academy of Wyoming, LLC	United States
Connections Education LLC	United States
Connections Education, Inc.	United States
CTI Education Group (Pty) Limited	South Africa
Dale Seymour Publications, Inc.	United States
Dominie Press, Inc.	United States
Dorian Finance Limited	Ireland
Dorling Kindersley Australasia Pty Limited	Australia
E Q L Assessment Limited	United Kingdom
EBNT Canada Holdings ULC	Canada
EBNT Holdings Limited	Canada
EBNT USA Holdings Inc.	United States
eCollege.com	United States
Edexcel Limited	United Kingdom
Edexcel South Africa Pty Ltd	South Africa
Éditions Du Renouveau Pédagogique Inc.	Canada
Education Development International Plc	United Kingdom
Education Resources (Cyprus) Limited	Cyprus

Registered Company Name	Country Of Incorporation

Educational Management Group, Inc.	United States
Educational Publishers LLP	United Kingdom
Educational Resources (HK) Limited	Hong Kong
Educational Resources (HK) Limited	Hong Kong
Embanet ULC	Canada
Embanet-Compass Knowledge Group Inc.	United States
Embankment Finance Limited	United Kingdom
English Language Learning and Instruction System, Inc.	United States
eNVQ Limited	United Kingdom
Escape Studios Limited	United Kingdom
Falstaff Holdco Inc.	United States
Falstaff Inc.	United States
FastExpress Centro de Idiomas Ltda	Brazil
FBH, Inc.	United States
Florida Connections Academy, L.L.C.	United States
Franchise Support & Services, SL	Spain
Gamma Master China, Limited	Hong Kong
GED Domains LLC	United States
GED Testing Service LLC	United States
Global Education & Technology (HK) Limited	Hong Kong
Global Education & Technology Group Limited	Cayman Islands
Global Elite Education & Technology (Shanghai) Co. Limited	China
Globe Fearon Inc.	United States
GOAL Limited	United Kingdom
Green Wharf Limited	United Kingdom
Guangzhou Crescent Software Co., Ltd	China
Heilongjiang WSE Training Centre Co Ltd	China
Heinemann Education Botswana (Publishers) (Proprietary) Limited	Botswana
Heinemann Lesotho(Pty) Ltd	Lesotho
Heinemann Publishers (Pty) Ltd	South Africa
Icodeon Limited	United Kingdom
IndiaCan Education Private Limited	India
Integral 7, Inc.	United States
INTELLIPRO, INC.	United States
J M Soluções Exportação e Importação Ltda	Brazil
Joint Examining Board Limited	United Kingdom
Kagiso Education Pty Ltd	South Africa
Knowledge Analysis Technologies, LLC	United States
LCCI International Qualifications (Malaysia) Sdn. Bhd.	Malaysia
LCCIEB Training Consultancy., Ltd	China
LessonLab, Inc.	United States
Lignum Oil Company	United States

Registered Company Name	Country Of Incorporation

Linx Brasil Distribuidora Ltda.	Brazil
Longman (Malawi) Limited	Malawi
Longman Australasia Pty Ltd	Australia
Longman Group(Overseas Holdings)Limited	United Kingdom
Longman Indochina Acquisition, L.L.C.	United States
Longman Kenya Limited	Kenya
Longman Mocambique Ltda	Mozambique
Longman Swaziland (Pty) Limited	Swaziland
Longman Tanzania Limited	Tanzania
Longman Zambia Educational Publishers Pty Ltd	Zambia
Longman Zambia Limited	Zambia
Longman Zimbabwe (Private) Ltd	Zimbabwe
Longmaned Ecuador S.A.	Ecuador
Major123 Limited	United Kingdom
Maskew Miller Longman (Pty) Limited	South Africa
MeasureUp, LLC	United States
Midlands Educational Technology Limited	United Kingdom
Modern Curriculum Inc.	United States
Multi Treinamento e Editora Ltda	Brazil
Multilingua Limited	United Kingdom
National Computer Systems Japan Co. Ltd	Japan
NCS Information Services Technology (Beijing) Co Ltd	China
NCS Pearson Pty Ltd	Australia
NCS Pearson Puerto Rico, Inc.	Puerto Rico
NCS Pearson, Inc.	United States
Ordinate Corporation	United States
Pearson (Beijing) Management Consulting Co., Ltd.	China
Pearson (Guizhou) Education Technology Co., Ltd.	China
Pearson Affordable Learning Fund Limited	United Kingdom
Pearson America LLC	United States
Pearson Amsterdam B.V.	Netherlands
Pearson Amsterdam Finance Limited	United Kingdom
Pearson Australia Finance Unlimited	United Kingdom
Pearson Australia Group Pty Ltd	Australia
Pearson Australia Holdings Pty Ltd	Australia
Pearson Australia Pty Ltd	Australia
Pearson Benelux B.V.	Netherlands
Pearson Books Limited	United Kingdom
Pearson Brazil Finance Limited	United Kingdom
Pearson Business (Asia Pacific) Pte. Ltd.	Singapore
Pearson Business Services Inc.	United States
Pearson Canada Assessment Inc.	Canada
Pearson Canada Finance Unlimited	United Kingdom
Pearson Canada Holdings Inc	Canada
Pearson Canada Inc.	Canada

Registered Company Name	Country Of Incorporation
Pearson Central Europe Spółka z ograniczoną odpowiedzialnością	Poland
Pearson Charitable Foundation	United States
Pearson College Limited	United Kingdom
Pearson DBC Holdings Inc.	United States
Pearson Desarrollo y Capacitación Profesional Chile Limitada	Chile
Pearson Deutschland GmbH	Germany
Pearson Digital Learning Puerto Rico, Inc.	Puerto Rico
Pearson Dollar Finance plc	United Kingdom
Pearson Dollar Finance Two plc	United Kingdom
Pearson Educacion de Chile Limitada	Chile
Pearson Educacion de Colombia S A S	Colombia
Pearson Educacion de Mexico, S.A. de C.V.	Mexico
Pearson Educacion de Panama SA	Panama
Pearson Educacion de Peru S.A.	Peru
Pearson Educacion SA	Spain
Pearson Education (Singapore) Pte Ltd	Singapore
Pearson Education Achievement Solutions (RF) (Pty) Limited	South Africa
Pearson Education Africa (Pty) Ltd	South Africa
Pearson Education and Assessment, Inc.	United States
Pearson Education Asia Limited	Hong Kong
Pearson Education Botswana (Proprietary) Limited	Botswana
Pearson Education do Brasil S.A	Brazil
Pearson Education Hellas SA	Greece
Pearson Education Holdings Inc.	United States
Pearson Education Holdings Limited	United Kingdom
Pearson Education Indochina Limited	Thailand
Pearson Education Investments Limited	United Kingdom
Pearson Education Korea Limited	Korea, Republic of
Pearson Education Limited	United Kingdom
Pearson Education Namibia (Pty) Limited	Namibia
Pearson Education Publishing Limited	Nigeria
Pearson Education S.A.	Uruguay
Pearson Education SA	Argentina
Pearson Education South Africa (Pty) Ltd	South Africa
Pearson Education South Asia Pte. Ltd.	Singapore
Pearson Education Taiwan Ltd	Taiwan Province of China
Pearson Education, Inc.	United States
Pearson Educational Measurement Canada, Inc.	Canada
Pearson Educational Publishers, LLC	United States
Pearson Egitim Cozumleri Tikaret Limited Sirketi	Turkey
Pearson English Corporation	United States
Pearson Falstaff (Holdings) Inc.	United States

Registered Company Name	Country Of Incorporation

Pearson France	France
Pearson Funding Five plc	United Kingdom
Pearson Funding Four plc	United Kingdom
Pearson Funding One Limited	United Kingdom
Pearson Funding Two plc	United Kingdom
Pearson Group FURBS Trustee Limited	United Kingdom
Pearson Group Pension Trustee Limited	United Kingdom
Pearson Heinemann Limited	United Kingdom
Pearson Holdings Inc.	United States
Pearson Holdings Southern Africa (Pty) Limited	South Africa
Pearson in Practice ATA Limited	United Kingdom
Pearson in Practice Holdings Limited	United Kingdom
Pearson in Practice Skills Based Learning Limited	United Kingdom
Pearson in Practice Technology Limited	United Kingdom
Pearson Inc.	United States
Pearson India Education Services Private Limited	India
Pearson India Education Services Private Limited	India
Pearson Institute of Higher Education	South Africa
Pearson International Finance Limited	United Kingdom
Pearson Investment Holdings, Inc.	United States
Pearson IOKI Spółka z ograniczoną odpowiedzialnością	Poland
Pearson Italia S.p.A	Italy
Pearson Japan KK	Japan
Pearson Lanka (Private) Limited	Sri Lanka
Pearson Learning China (HK) Limited	Hong Kong
Pearson Lesotho (Pty) Ltd	Lesotho
Pearson Loan Finance No. 3 Limited	United Kingdom
Pearson Loan Finance No. 4 Limited	United Kingdom
Pearson Loan Finance No.2 Unlimited	United Kingdom
Pearson Loan Finance Unlimited	United Kingdom
Pearson Longman LLC	United States
Pearson Longman Uganda Limited	Uganda
Pearson Malaysia Sdn. Bhd.	Malaysia
Pearson Management Services Limited	United Kingdom
Pearson Management Services Philippines Inc.	Philippines
Pearson Netherlands B.V.	Netherlands
Pearson Netherlands Holdings B.V.	Netherlands
Pearson Nominees Limited	United Kingdom
Pearson Online Tutoring LLC	United States
Pearson Overseas Holdings Limited	United Kingdom
Pearson PEM P.R., Inc.	Puerto Rico
Pearson Pension Property Fund Limited	United Kingdom
Pearson plc	United Kingdom
Pearson PRH Holdings Limited	United Kingdom
Pearson Professional Assessments Limited	United Kingdom

Registered Company Name	Country Of Incorporation

Pearson Publications Inc.	United States
Pearson Real Estate Holdings Inc.	United States
Pearson Real Estate Holdings Limited	United Kingdom
Pearson Schweiz AG	Switzerland
Pearson Services Limited	United Kingdom
Pearson Shared Services Limited	United Kingdom
Pearson South Africa (Pty) Ltd	South Africa
Pearson Sweden AB	Sweden
Pearson VUE Philippines, Inc.	Philippines
Peisheng Yucai (Beijing) Technology Development Limited	China
Penguin Capital, LLC	United States
Peter Honey Publications Ltd	United Kingdom
Phumelela Publishers (Pty) Ltd	South Africa
PN Holdings Inc.	United States
Prentice-Hall Hispanoamericana SA de CV	Mexico
ProctorCam, Inc.	United States
PT Efficient English Services	Indonesia
Reading Property Holdings LLC	United States
Rebus Planning Associates, Inc.	United States
Regents Publishing Co., Inc.	United States
Reston Publishing Company, Inc.	United States
Rycade Capital Corporation	United States
Sector Training Limited	United Kingdom
Servicios Administrativos Pearson Educacion S.A. de C.V.	Mexico
Shanghai AWL Education Software Ltd	China
Silver Burdett Ginn Inc.	United States
Skylight Training and Publishing Inc.	United States
Smarthinking, Inc.	United States
Sound Holdings Inc.	United States
Spear Insurance Company Limited	Bermuda
Stark Verlag GmbH	Germany
Sunnykey International Holdings Limited (BVI)	British Virgin Islands
Tecquipment Services Limited	United Kingdom
Testchange Limited	United Kingdom
The Assessment Company Limited	United Kingdom
The Learning Edge International pty Ltd	Australia
The SIOP Institute LLC	United States
The Waite Group Inc	United States
TQ Catalis Limited	United Kingdom
TQ Clapham Limited	United Kingdom
TQ Education and Training Limited	United Kingdom
TQ Education and Training Limited [Saudi]	Saudi Arabia
TQ Global Limited	United Kingdom
TQ Group Limited	United Kingdom
TQ Holdings Limited	United Kingdom

Registered Company Name	Country Of Incorporation
TQ Training Limited	United Kingdom
TQ Training Services Limited	United Kingdom
TQ Trustees Limited	United Kingdom
Training for Advancement Holdings Limited	United Kingdom
Training for Advancement Limited	United Kingdom
Vue Testing Services Israel Ltd	Israel
Wall Street English Training Centre (Shanghai) Company Limited	China
Wall Street Institute Kft.	Hungary
Wall Street Institute Master Italia Srl	Italy
WP Group Pension Trustees Limited	United Kingdom
WSE Education Brazil Licenciamentos e Cursos de Idiomas Ltda.	Brazil
WSE Training Centre (Guangdong) Co., Ltd.	China
WSI Education GmbH	Germany
WSI International, Inc.	United States